UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 3, 2022, Acceleron Pharma Inc., or Acceleron, a wholly-owned subsidiary of Merck & Co., Inc, notified Fulcrum Therapeutics, Inc., or Fulcrum, of its termination for convenience, effective 120 days after Fulcrum’s receipt of the notice, of that certain Collaboration and License Agreement, entered into as of December 20, 2019, by and between Fulcrum and Acceleron, or the Agreement, to identify biological targets to modulate specific pathways associated with a targeted indication within the pulmonary disease space.

Under the terms of the Agreement, Fulcrum granted Acceleron an exclusive worldwide license under certain intellectual property rights to make, have made, use, sell, have sold, import, export, distribute and have distributed, market, have marketed, promote, have promoted, or otherwise exploit molecules and products directed against or expressing certain biological targets identified by Fulcrum for the treatment, prophylaxis, or diagnosis of a targeted indication within the pulmonary disease space. Under the Agreement, Fulcrum received a non-refundable $10.0 million upfront payment, and was entitled to research milestone payments of up to $18.5 million in the aggregate upon first achievement of specified research milestones, $2.0 million of which has been achieved to date and is non-refundable, as well as development milestone payments of up to $135.0 million in the aggregate, and up to $67.5 million in the aggregate upon the second achievement of specified clinical and regulatory milestones. Fulcrum would also have been entitled to sales-based milestone payments of up to $145.0 million in the aggregate for the first product, and up to $72.5 million in the aggregate for the second product, as well as tiered royalties ranging from a mid single-digit percentage to a low double-digit percentage.

As of the termination date, the Agreement will be terminated in its entirety, following which Fulcrum will not be entitled to receive any further milestone payments or royalties. As of the termination date, Fulcrum will have no further obligations to develop or to fund development under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 6, 2022	By:	/s/ Curt Oltmans
	Name:	Curt Oltmans
	Title:	General Counsel